Exhibit 10.2

Execution Version

EIGHTH AMENDMENT TO MASTER REPURCHASE AND SECURITIES CONTRACT

AGREEMENT

This Eighth Amendment to Master Repurchase and Securities Contract Agreement (this “Amendment”), dated as of August 19,2019, is by and between GOLDMAN SACHS BANK USA, a New York state-chartered bank, as buyer (“Buyer”), and TPG RE FINANCE 2, LTD., an exempted company incorporated with limited liability under the laws of the Cayman Islands (“Seller”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Master Repurchase Agreement (as defined below).

WITNESSETH:

WHEREAS, Seller and Buyer have entered into that certain Master Repurchase and Securities Contract Agreement dated as of August 19, 2015 (as amended by that certain First Amendment to the Master Repurchase and Securities Contract Agreement, dated as of December 29, 2015, as further amended by that certain Second Amendment to the Master Repurchase and Securities Contract Agreement, dated as of November 3, 2016, as further amended by that certain Third Amendment to Master Repurchase and Securities Contract Agreement, dated as of June 12, 2017, as further amended by that certain Fourth Amendment to Master Repurchase and Securities Contract Agreement, dated as of February 14, 2018, as further amended by that certain Fifth Amendment to Master Repurchase and Securities Contract Agreement, dated as of May 4, 2018, as further amended by that certain Sixth Amendment to Master Repurchase and Securities Contract Agreement, dated as of August 17, 2018, as further amended by that certain Seventh Amendment to Master Repurchase and Securities Contract Agreement, dated as of August 16, 2019 and effective as of February 1, 2019, and as further amended hereby, and as further amended, restated, supplemented or otherwise modified and in effect from time to time, collectively, the “Master Repurchase Agreement”): and

WHEREAS, Seller and Buyer wish to modify certain terms and provisions of the Master Repurchase Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

1.Renewal Option. Seller and Buyer hereby agree to Seller’s exercise of the Renewal Option (from August 19, 2019 to August 19, 2020) on the date hereof and agree that, subject to payment of the Renewal Standby Fee, the Availability Period Renewal Conditions are deemed to have been satisfied.

2.Amendments to Master Repurchase Agreement. The Master Repurchase Agreement is hereby amended as follows:

i.The following definitions are hereby deleted from Article 2 of the Master Repurchase Agreement in their entirety: “Term Out Assets,” “Term Out Period,” “Term Out Period Beginning Balance,” “Term Out Period Conditions” and “Term Out Period Pricing Rate”.

ii.The definition of “Future Advance Draw Fee” is hereby deleted from Article 2 of the Master Repurchase Agreement in its entirety.

iii.The following definitions are hereby deleted from Article 2 of the Master Repurchase Agreement in their entirety and replaced with the following:

“Availability Period Expiration Date” shall mean August 19, 2020, as such date may be extended in accordance with Article 3(h) of this Agreement.

“Maximum Facility Amount” shall mean $750,000,000.00.

“Purchased Asset” shall mean (i) with respect to any Transaction, the Eligible Asset sold by Seller to Buyer in such Transaction and (ii) with respect to the Transactions in general, all Eligible Assets sold by Seller to Buyer (other than Purchased Assets that have been repurchased by Seller). For the avoidance of doubt, an Amortization Period Asset shall be a Purchased Asset.

“Repurchase Date” shall mean:

(i)with respect to a Purchased Asset that is not an Amortization Period Purchased Asset, the earliest to occur of (A) the Availability Period Expiration Date, (B) the date set forth in the applicable Confirmation or if such Transaction is extended, the date to which it is extended, (C) the maturity date for such Purchased Asset in accordance with the Purchased Asset Documents, without giving effect to any extension of such maturity date, whether by modification, waiver, forbearance or otherwise (other than extensions at the Mortgagor’s option and which do not require consent of the lender(s) thereunder pursuant to the terms of the Purchased Asset Documents with respect to such Purchased Asset and other than extensions that have been approved by Buyer as and to the extent required under this Agreement), (D) any Early Repurchase Date for such Transaction, and (E) the Accelerated Repurchase Date; and

(ii)with respect to a Purchased Asset that is an Amortization Period Purchased Asset, the earliest to occur of (A) the Amortization Period Expiration Date, (B) the date set forth in the applicable Confirmation or if such Transaction is extended, the date to which it is extended, (C) the maturity date for such Purchased Asset in accordance with the Purchased Asset Documents, without giving effect to any extension of such maturity date, whether by modification, waiver, forbearance or otherwise (other than extensions at the Mortgagor’s option and which do not require consent of the lender(s) thereunder pursuant to the terms of the Purchased Asset Documents with respect to such Purchased Asset and other than extensions that have been approved by Buyer as and to the extent required under this Agreement), (D) any Early Repurchase Date for such Transaction, and (E) the Accelerated Repurchase Date.

“Repurchase Price” shall mean, with respect to any Purchased Asset as of any Repurchase Date or any date on which the Repurchase Price is required to be determined hereunder, the price at which such Purchased Asset is to be transferred from Buyer to Seller; such price will be determined in each case as the sum of the (i) outstanding Purchase Price of such Purchased Asset;

(ii)the accreted and unpaid Price Differential with respect to such Purchased Asset as of the date of such determination (other than, with respect to calculations in connection with the determination of a Margin Deficit, accreted and unpaid Price Differential for the current Pricing Rate Period); (iii) any other amounts due and owing by Seller to Buyer and its Affiliates pursuant to the terms of this Agreement as of such date; (iv) any amounts that would be payable to (a positive amount) a Qualified Hedge Counterparty or an Affiliated Hedge Counterparty under any related Hedging Transaction, if such Hedging Transaction were terminated on the date of determination, if such determination is in connection with any calculation of Margin Deficit; and (v) if such Repurchase Date is not a Remittance Date, any Breakage Costs payable in connection with such repurchase other than with respect to the determination of a Margin Deficit.

Notwithstanding the foregoing, if the repurchase of such Purchased Asset is voluntary or mandatory and occurs during an Amortization Period, the Repurchase Price shall be equal to the sum of (A) the Repurchase Price as calculated in accordance with clauses (D through £v) above, plus (B) any outstanding Price Differential for such Purchased Asset, plus (C) the Amortization Period Supplemental Repurchase Price.

“Remittance Date” shall mean the nineteenth (19th) calendar day of each calendar month, or the immediately succeeding Business Day, if such calendar day shall not be a Business Day, or such other day as is mutually agreed to by Seller and Buyer.

iv.The following definitions are hereby added to Article 2 of the Master Repurchase Agreement in appropriate alphabetical order:

“Additional Renewal Options” shall have the meaning specified in Article 3(h) of this Agreement.

“Amortization Period” shall have the meaning set forth in Article 31m).

“Amortization Period Beginning Balance” shall mean the outstanding aggregate Purchase Prices of all Purchased Assets on the Availability Period Expiration Date.

“Amortization Period Conditions” shall have the meaning set forth in Article 30).

“Amortization Period Expiration Date” shall mean the last day of the First Amortization Period or Second Amortization Period, as applicable.

“Amortization Period Fee” shall have the meaning set forth in the Fee Fetter, which definition is incorporated herein by reference.

“Amortization Period Purchased Asset” shall mean those Purchased Assets that will remain subject to the terms of this Agreement during the Amortization Period in accordance with Article 3(1).

“Amortization Period Supplemental Repurchase Price” shall mean, with respect to the repurchase of any Purchased Asset during (i) the First Amortization Period, ten percent (10%) of the Purchase Price and (ii) the Second Amortization Period, twenty percent (20%) of the Purchase Price.

“Draw Fee” shall have the meaning set forth in the Fee Fetter.

“First Additional Renewal Option” shall have the meaning specified in Article 3(h) of this Agreement.

“First Amortization Period” shall have the meaning set forth in Article 31m)

“Second Additional Renewal Option” shall have the meaning specified in Article 3(h) of this Agreement.

“Second Amortization Period” shall have the meaning set forth in Article 3(m).

v.The following is hereby added as Article 3(b)(vii) of the Master Repurchase Agreement:

“(vii) Buyer shall have received from Seller the Draw Fee related to such Eligible Asset in accordance with the terms and provisions of the Fee Letter.”

vi.Article 3(h) of the Master Repurchase Agreement is hereby deleted in its entirety and replaced with the following:

“(h) Availability Period: Renewals, (i) From and after the Availability Period Expiration Date, Seller shall have no ability to sell any new Eligible Assets to Buyer.

(ii)Seller shall have (A) one (1) option to extend the then-current Availability Period Expiration Date for a period of one (1) year (the “First Additional Renewal Option”) and (B) if Seller has exercised the First Additional Renewal Option, one (1) additional option to extend the then-current Availability Period Expiration Date for a period of one (1) year (the “Second Additional Renewal Option” and, together with the First Additional Renewal Option, collectively, the “Additional Renewal Options”): provided, that in either such case Seller has satisfied all of the conditions listed in clause (iii) below (collectively, the “Availability Period Renewal Conditions”). Any failure by Buyer to deliver such notice of approval of the Second Additional Renewal Option within thirty (30) calendar days from the date of Seller’s extension request shall be deemed a denial of Seller’s request for the Second Additional Renewal Option.

(iii)For purposes of this Article 3(h). the Availability Period Renewal Conditions shall have been satisfied if:

(A)Seller shall have given Buyer written notice of Seller’s request to extend the Availability Period Expiration Date not less than thirty (30) calendar days prior, and no more than sixty (60) calendar days prior to the then-current Availability Period Expiration Date; provided, however, that Seller’s request for a Second Additional Renewal Option, if applicable, may be made up to one hundred twenty (120) days prior to the then-current Availability Period Expiration Date;

(B)no Margin Deficit, monetary or material non-monetary Default or Event of Default under this Agreement shall have occurred and be continuing as of the date notice is given under sub clause (ii) above or as of the originally scheduled Availability Period Expiration Date and no “Termination Event,” “Event of Default” or “Potential Event of Default” or any similar event by Seller, however denominated, shall have occurred and be continuing under any Hedging Transaction;

(C)all representations and warranties shall be true, correct, complete and accurate in all respects as of the existing Availability Period Expiration Date (other than MTM Representations or any representations or warranties contained in a Requested Exceptions Report);

(D)on the originally scheduled Availability Period Expiration Date, Seller pays to Buyer, on account of each Purchased Asset, an amount sufficient to reduce the Repurchase Price for each Purchased Asset to an amount equal to the applicable Maximum Advance Rate of such Purchased Asset multiplied by the Market Value for each such Purchased Asset then subject to a Transaction; and

(E)Seller shall have paid to Buyer the Renewal Standby Fee in accordance with the terms and provisions of the Fee Letter.

(iv)Notwithstanding anything to the foregoing, if Seller elects to amortize all outstanding Transactions in accordance with Article 30) prior to exercising any remaining Additional Renewal Options under this Article 3(h). Seller shall forfeit any such remaining Additional Renewal Options and have no ability to renew this Agreement and the Transaction Documents pursuant to this Article 3(h).”

vii.Article 3(1) of the Master Repurchase Agreement is hereby deleted in its entirety and replaced with the following:

“(1) Amortization Period. Provided all of the Amortization Period Conditions are satisfied, Seller shall have (A) one (1) option to extend the Repurchase Date for all outstanding Transactions as of the Availability Period Expiration Date for a period of one (1) year from the date of the Availability Period Expiration Date (the “First Amortization Period”) and (B) if Seller has exercised the option for the First Amortization Period, one (1) additional option to extend the Repurchase Date for all outstanding Transactions as of the then current Amortization Period Expiration Date for an additional period of one (1) year (the “Second Amortization Period” and, together with the First Amortization Period, collectively, the “Amortization Periods”) provided, that in no event shall the Amortization Period Expiration Date for any Amortization Period end later than August 19, 2024 and no new Transaction shall be entered into during any Amortization Period. For purposes of this Article 3(1). the “Amortization Period Conditions” shall be deemed to have been satisfied if:

(i)Seller shall have given Buyer written notice, not less than thirty (30) days and no more than ninety (90) days, prior to the Availability Period Expiration Date, of Seller’s desire to enter the Amortization Period;

(ii)no Potential Event of Default, Margin Deficit, or Event of Default under this Agreement shall have occurred and be continuing as of the Availability Period Expiration Date;

(iii)the representations and warranties made by Seller, Pledgor and Guarantor in any of the Transaction Documents shall be true and correct in all respects as of the Availability Period Expiration Date, except to the extent that such representations and warranties (a) are made as of a particular date or (b) are no longer true as a result of a change in fact with respect to a Purchased Asset that was consented to in writing by Buyer hereunder;

(iv)Buyer and Seller shall have executed amended Confirmations for the Amortization Period Assets;

(v)Seller shall have paid the Amortization Period Fee then due and payable to Buyer; and

(vi)with respect to the First Amortization Period, there shall be a minimum of not less than three (3) Purchased Assets outstanding at the Availability Period Expiration Date for the First Amortization Period.”

viii.Article 5(d)(iii) of the Master Repurchase Agreement is hereby deleted in its entirety and replaced with the following:

“(iii) third, to Seller, any remainder the remainder, if any (any such remainder being referred to herein as “Excess Principal Payments”), provided, however, that during the Amortization Period, any Excess Principal Payments shall be applied pursuant to Article 5(e); provided that, if any monetary or material non-monetary Default has occurred and is continuing on such Remittance Date, all amounts otherwise payable to Seller hereunder shall be retained in the Depository Account until the earlier of (x) the day on which Buyer provides written notice to the Depository that such monetary or material non-monetary Default has been cured to the satisfaction of Buyer in its sole discretion and no other monetary or material non-monetary Default or Event of Default has occurred and is continuing, at which time the Depository shall apply all such amounts pursuant to this priority third: and (y) the date that the related monetary or material non-monetary Default becomes an Event of Default, at which time the Depository shall apply all such amounts pursuant to Article 5(f).”

ix.Article 5(e) of the Master Repurchase Agreement is hereby deleted in its entirety and replaced with the following:

“(e) During the Amortization Period, so long as no Event of Default shall have occurred and be continuing, any Excess Principal Payments on deposit in the Depository Account in respect of the Purchased Assets shall be applied by the Depository to Buyer on the Business Day following the Business Day on which such funds were first deposited therein as follows:

(i)

first, (A) during the First Amortization Period, ten percent (10%) of any Excess Principal Payments shall be paid to Buyer in reduction of the aggregate Purchase Prices of all Purchased Assets on a pro rata basis; and (B) during the Second Amortization Period, twenty percent (20%) of any Excess Principal Payments shall be paid to Buyer in reduction of the aggregate Purchase Prices of all Purchased Assets on a pro rata basis; and

(ii)

second, to Seller, any remainder provided that, if any monetary or material nonmonetary Default has occurred and is continuing on such Remittance Date, all amounts otherwise payable to Seller hereunder shall be retained in the Depository Account until the earlier of (x) the day on which Buyer provides written notice to the Depository that such monetary or material non-monetary Default has been cured to the satisfaction of Buyer in its sole discretion and no other monetary or material non-monetary Default or Event of Default has occurred and is continuing, at which time the Depository shall apply all such amounts pursuant to this priority third; and (y) the date that the related monetary or material non-monetary Default becomes an Event of Default, at which time the Depository shall apply all such amounts pursuant to Article 5(f).”

3.Effectiveness. The effectiveness of this Amendment is subject to receipt by Buyer of the following:

i.Amendment. This Amendment, duly executed and delivered by Seller and Buyer.

ii.Fees. Payment by Seller of (i) the Renewal Standby Fee on the date hereof and (ii) the actual costs and expenses, including, without limitation, the reasonable fees and expenses of counsel to Buyer, incurred by Buyer in connection with this Amendment and the transactions contemplated hereby.

4.No Amendments. No amendments have been made to the organizational documents of Seller and Guarantor since August 17, 2018, unless otherwise stated therein, which provide for, among other things, the authority of Seller and Guarantor to execute and deliver, as applicable, this Amendment and the Sixth Amendment to Fee Letter to be executed and delivered in connection with this Amendment.

5.Good Standing. Within a reasonable time after the date hereof, Seller shall provide good standing certificates for the Seller, Pledgor and Guarantor.

6.Continuing Effect; Reaffirmation of Guarantee. As amended by this Amendment, all terms, covenants and provisions of the Master Repurchase Agreement are ratified and confirmed and shall remain in full force and effect. In addition, any and all guaranties and indemnities for the benefit of Buyer (including, without limitation, the Guarantee) and agreements subordinating rights and hens to the rights and hens of Buyer, are hereby ratified and confirmed and shall not be released, diminished, impaired, reduced or adversely affected by this Amendment, and each party indemnifying Buyer, and each party subordinating any right or lien to the rights and liens of Buyer, hereby consents, acknowledges and agrees to the modifications set forth in this Amendment and waives any common law, equitable, statutory or other rights which such party might otherwise have as a result of or in connection with this Amendment.

7.Binding Effect; No Partnership; Counterparts. The provisions of the Master Repurchase Agreement, as amended hereby, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing herein contained shall be deemed or construed to create a partnership or joint venture between any of the parties hereto. For the purpose of facilitating the execution of this Amendment as herein provided, this Amendment may be executed simultaneously in any number of counterparts, each of which shall be deemed to be an original, and such counterparts when taken together shall constitute but one and the same instrument.

8.Further Agreements. Seller agrees to execute and deliver such additional documents, instruments or agreements as may be reasonably requested by Buyer and as may be necessary or appropriate from time to time to effectuate the purposes of this Amendment.

9.Governing Law. The provisions of Article 19 of the Master Repurchase Agreement are incorporated herein by reference.

10.Headings. The headings of the sections and subsections of this Amendment are for convenience of reference only and shall not be considered a part hereof nor shall they be deemed to limit or otherwise affect any of the terms or provisions hereof.

11.References to Transaction Documents. All references to the Master Repurchase Agreement in any Transaction Document, or in any other document executed or delivered in connection therewith shall, from and after the execution and delivery of this Amendment, be deemed a reference to the Master Repurchase Agreement as amended hereby, unless the context expressly requires otherwise.

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EM WITNESS WHEREOF, the parties have executed this Amendment as a deed as of the day first written above.

BUYER:

GOLDMAN SACHS BANK USA, a New York state-chartered bank

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By:	/s/Jeffrey Hawkins
Name:	Jeffrey Hawkins
Title:	Authorized Person

Signature Page to Eighth Amendment to MRA

SELLER:

TPG RE FINANCE 2, LTD., a Cayman Islands exempted company

By:	/s/ Matthew Coleman
Name:	Matthew Coleman
Title:	Vice President

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Signature Page to Eighth Amendment to MRA

AGREED AND ACKNOWLEDGED:

GUARANTOR:

TPG RE FINANCE TRUST HOLDCO, LLC, a Delaware limited liability company

By:	/s/ Matthew Coleman
Name	Matthew Coleman
Title:	Vice President

Signature Page to Eighth Amendment to MRA